NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Paul Frenkiel, CFO
(215) 735-4422 ext. 5255

REPUBLIC FIRST BANCORP, INC.
REPORTS THIRD QUARTER EARNINGS

Philadelphia, PA, October 21, 2008 – Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported an increase in  third quarter 2008 earnings to $1.5 million or $.14 per diluted share, from $1.2 million or $.12 per share in third quarter 2007.  It also represented an increase when compared to the linked quarter’s net income of $1.2 million or  $.11 per diluted share.

Income Statement
(dollars in thousands, except per share data)

	Three months ended
			%		%
	9/30/08	6/30/08	Change	9/30/07	Change
Total revenues	$8,290	$7,840	6%	$8,564	-3%

Net income	$1,533	$1,189	29%	$1,236	24%

Diluted net income per share	$0.14	$0.11	27%	$0.12	17%

Balance Sheet
(dollars in millions)

			%		%
	9/30/08	6/30/08	Change	9/30/07	Change
Total assets	$965	$948	2%	$1,040	-7%

Total deposits	$729	$729	0%	$770	-5%

Total loans (net)	$764	$784	-2.5%	$833	-8%

Chief Executive Officer’s Statement

In commenting on the Company’s financial results, Harry D. Madonna, Chief Executive Officer noted the following  highlights:

➢	Credit quality improved as nonperforming assets were reduced to $15.9 million at September 30, 2008, down from $26.0 million at December 31, 2007.
➢	The net interest margin increased to 3.48% in the quarter compared to 3.19% in the linked quarter.
➢	Net income of $1.5 million and earnings per share of $.14 for the quarter represented increases from linked and prior year quarters.

➢	Tier one leverage capital amounted to 11.02% at September 30, 2008.

Harry D. Madonna, Chief Executive Officer, stated, “The third quarter showed continuing improvements in performance in  several areas. First , non performing assets  declined to $15.9 million from $26.0 million at December 31, 2007 and $17.4 million at June 30, 2008.  And, we continue to emphasize credit quality in our lending decisions. So, while loans decreased modestly during the quarter, we have begun developing loan programs which should increase volume in the future Notwithstanding charges related for other real estate owned sold during the quarter, net income increased to $1.5 million and $.14 per share. Reflected in that increase was an increase in the interest margin to 3.48%. Further, we are implementing strategies to increase core deposits, which will have a positive impact on future margins.
We continue to gather momentum in the creation of a new 'killer brand' with new stores, new products,  new excitement and new people including several long time Commerce Bank team members including  Rhonda Costello, Chief Retail Officer, Andrew Logue, Chief Operating Officer, Janet Roig, Cash Management and Government Banking and several others."

Income Statement
(dollars in thousands, except per share data)

	Three months ended					Nine months ended
			%		%			%
	9/30/08	6/30/08	Change	9/30/07	Change	9/30/08	9/30/07	Change
Total revenues*	$8,290	$7,840	6%	$8,564	-3%	$24,017	$25,034	-4%

Total operating expenses	$6,008	$6,061	-1%	$5,488	9%	$18,517	$15,766	17%

Net income	$1,533	$1,189	29%	$1,236	24%	$(56)	$5,308	-101%

Diluted earnings per share	$0.14	$0.11	27%	$0.12	17%	$(0.01)	$0.50	-102%

* Net interest income plus
noninterest income

Total revenues of $8.3 million for the third  quarter represented a 6% increase over the linked quarter. The increase resulted primarily from increased net interest income, which reflected the maturity of higher rate retail certificates of deposit.  The lower revenues in 2008 compared to the prior year, reflected lower loan balances which  contributed to a lower net interest margin.  Operating expenses were reduced 1% to $6.1 million compared to the linked quarter. Expenses were higher in 2008 compared to the prior year, primarily as a result of other real estate owned expense for properties sold during the quarter.

Balance Sheet Highlights
(dollars in thousands)

			%		%
	9/30/08	6/30/08	Change	9/30/07	Change
Total assets	$964,732	$947,589	2%	$1,040,119	-7%

Total loans (net)	764,245	784,115	-2.5%	832,983	-8%

Total deposits	729,487	728,559	0%	769,889	-5%

Total core deposits*	350,215	346,885	1%	359,310	-3%

* Core deposits
exclude all certificates
of deposit.

                  Our primary focus is to build core deposits to fund our local lenders making local loans. We are additionally developing loan programs which should increase loan growth in a safe and sound manner in the future.  Core deposits, which exclude all certificates of deposit, increased to $350 million at September 30, 2008, an increase of $3.3 million, or 1% from June 30, 2008. A decrease compared to the prior year reflected intentional  reductions of higher cost deposits.

Lending

Gross loans at September 30,  amounted to $771 million, a decrease of $19.8 million or  2.5% compared to  June 30, 2008. The composition of the Company’s loan portfolio is as follows:

		% of		% of	$		$ % of
	9/30/08	Total	6/30/08	Total	Incr/(Decr)	9/30/07	Total
Commercial:
Real estate secured	$457,440	59%	$466,328	59%	$(8,888)	$482,242	57%
Construction & land development	218,018	28%	220,104	28%	(2,086)	245,905	29%
C & I	68,853	9%	77,729	9%	(8,876)	87,425	11%
Total commercial	744,311	96%	764,161	96%	(19,850)	815,572	97%
Residential real estate	5,722	1%	5,870	1%	(148)	6,006	1%
Consumer & other	21,019	3%	20,844	3%	175	20,196	2%
Gross loans	$771,052	100%	$790,875	100%	$(19,823)	$841,774	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	9/30/08	6/30/08	9/30/07
Nonperforming assets/total assets	1.65%	1.84%	2.45%
Net loan charge-offs/average total loans	0.00%	1.73%	0.07%
Loan loss reserve/gross loans	0.88%	0.85%	1.04%
Nonperforming loan coverage	93%	215%	35%
Nonperforming assets/capital and reserves	19%	20%	29%

Non-performing assets at September 30, 2008 dropped to $15.9 million, or 1.65% of total assets, a reduction from $17.4 million or 1.84% of total assets at June 30, 2008 and $25.5 million or 2.45% of total assets a year ago. The continuing  reductions in the  quarter reflected the sale of OREO properties.

Core Deposits

Core deposits by type of account are as follows:

						3rd Qtr 2008
			%		%	Cost of
	9/30/08	6/30/08	Change	9/30/07	Change	Funds
Demand non-interest-bearing	$77,728	$77,404	0%	$80,451	-3%	0.00%
Demand interest-bearing	32,432	30,167	8%	32,548	0%	0.87%
Money market and savings	240,055	239,314	0%	246,311	-3%	2.69%
Total core deposits	$350,215	$346,885	1%	$359,310	-3%	1.96%

Core deposits, which exclude all certificates of deposit, increased to $350 million at September  30, 2008, an increase of $3.3 million or 1%  from June 30, 2008. A decrease compared to the prior year reflected intentional reductions of higher cost deposits.

Capital

The Company’s capital ratios at September 30, 2008 were:

	Republic	Regulatory Guidelines
	First	"Well Capitalized"
Leverage Ratio	11.02%	5.00%
Tier I	12.28%	6.00%
Total Capital	13.09%	10.00%

	Three months ended			Nine months ended
	9/30/08	6/30/08	9/30/07	9/30/08	9/30/07
Return on equity	7.76%	6.12%	6.29%	-0.09%	9.21%

Total shareholders’ equity stood at $79.3 million with a book value per share of $7.47 at September 30, 2008, based on common shares of approximately
10.6 million.
Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC).  The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the						At or for the
	Three months ended						Nine months ended
			%		%			%
(in thousands, except per share amounts)	9/30/08	6/30/08	Change	9/30/07	Change	9/30/08	9/30/07	Change
Income Statement Data:
Net interest income	$7,618	$7,004	9%	$7,804	-2%	$21,844	$22,879	-5%
Provision for loan losses	43	43	0%	1,282	-97%	5,898	1,425	314%
Noninterest income	672	836	-20%	760	-12%	2,173	2,155	1%
Total revenues	8,290	7,840	6%	8,564	-3%	24,017	25,034	-4%
Noninterest operating expenses	6,008	6,061	-1%	5,488	9%	18,517	15,766	17%
Net income	1,533	1,189	29%	1,236	24%	(56)	5,308	-101%
Per Common Share Data:
Net income: Basic	$0.14	$0.11	27%	$0.12	17%	$(0.01)	$0.51	-102%
Net income: Diluted	0.14	0.11	27%	0.12	17%	(0.01)	0.50	-102%
Book Value	$7.47	$7.43		$7.59		$7.47	$7.59
Weighted average shares outstanding:
Basic	10,581	10,445		10,345		10,463	10,413
Diluted	12,310	10,862		10,598		11,230	10,698
Balance Sheet Data:
Total assets	$964,732	$947,589	2%			$964,732	$1,040,119	-7%
Loans (net)	764,245	784,115	-3%			764,245	832,983	-8%
Allowance for loan losses	6,807	6,760	1%			6,807	8,791	-23%
Investment securities	92,949	84,572	10%			92,949	91,291	2%
Total deposits	729,487	728,559	0%			729,487	769,889	-5%
Core deposits*	350,215	346,885	1%			350,215	359,310	-3%
Trust preferred	22,476	22,476	0%			22,476	11,341	98%
Stockholders' equity	79,257	78,399	1%			79,257	78,372	1%
Capital:
Stockholders' equity to total assets	8.22%	8.27%				8.22%	7.53%
Leverage ratio	11.02%	10.69%				11.02%	9.16%
Risk based capital ratios:
Tier 1	12.28%	11.63%				12.28%	9.90%
Total Capital	13.09%	12.41%				13.09%	10.87%
Performance Ratios:
Cost of funds	2.77%	2.96%		4.42%		3.08%	4.42%
Deposit cost of funds	2.69%	2.98%		4.21%		3.05%	4.22%
Net interest margin	3.48%	3.19%		3.33%		3.29%	3.31%
Return on average assets	0.65%	0.51%		0.50%		-0.01%	0.73%
Return on average total stockholders' equity	7.76%	6.12%		6.29%		-0.09%	9.21%
Asset Quality
Net charge-offs to average loans outstanding	0.00%	1.73%				1.27%	0.11%
Nonperforming assets to total period-end assets	1.65%	1.84%				1.65%	2.45%
Allowance for loan losses to total period-end loans	0.88%	0.85%				0.88%	1.04%
Allowance for loan losses to nonperforming loans	93%	215%				93%	35%
Nonperforming assets to capital and reserves	19%	20%				19%	29%

* Core deposits exclude certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended			For the nine months ended			For the nine months ended
	September 30, 2008			June 30, 2008			September 30, 2007			September 30, 2008			September 30, 2007
Interest-earning assets:
		Interest			Interest			Interest			Interest			Interest
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Federal funds sold
and other interest-
earning assets	$8,568	$45	2.09%	$10,618	$58	2.20%	$10,817	$139	5.10%	$10,478	$199	2.54%	$14,424	$543	5.03%
Securities	92,525	1,334	5.77%	82,392	1,167	5.67%	89,042	1,399	6.28%	87,506	3,814	5.81%	98,571	4,436	6.00%
Loans receivable	775,642	12,208	6.26%	797,233	12,160	6.13%	837,417	16,209	7.68%	796,782	37,821	6.34%	819,243	47,166	7.70%
Total interest-earning assets	876,735	13,587	6.17%	890,243	13,385	6.05%	937,276	17,747	7.51%	894,766	41,834	6.25%	932,238	52,145	7.48%

Other assets	57,371			55,336			40,513			51,915			39,029

Total assets	$934,106			$945,579			$977,789			$946,681			$971,267

Interest-bearing liabilities:
Demand-non interest
bearing	$71,990			$74,126			$80,646			$76,487			$78,502
Demand interest-bearing	31,090	$68	0.87%	31,236	$69	0.89%	35,009	$109	1.24%	34,760	$283	1.09%	39,766	$327	1.10%
Money market & savings	240,554	1,625	2.69%	211,281	1,371	2.61%	249,450	2,816	4.48%	219,877	4,663	2.83%	275,249	9,370	4.55%
Time deposits	381,820	3,216	3.35%	441,069	4,169	3.80%	358,192	4,750	5.26%	402,235	11,825	3.93%	347,292	13,671	5.26%
Total deposits	725,454	4,909	2.69%	757,712	5,609	2.98%	723,297	7,675	4.21%	733,359	16,771	3.05%	740,809	23,368	4.22%
Total interest-bearing
deposits	653,464	4,909	2.99%	683,586	5,609	3.30%	642,651	7,675	4.74%	656,872	16,771	3.41%	662,307	23,368	4.72%

Other borrowings	122,709	1,005	3.26%	101,186	715	2.84%	162,268	2,198	5.37%	125,140	3,046	3.25%	139,188	5,694	5.47%

Total interest-bearing
liabilities	$776,173	$5,914	3.03%	$784,772	$6,324	3.24%	$804,919	$9,873	4.87%	$782,012	$19,817	3.38%	$801,495	$29,062	4.85%
Total deposits and
other borrowings	848,163	5,914	2.77%	858,898	6,324	2.96%	885,565	9,873	4.42%	858,499	19,817	3.08%	879,997	29,062	4.42%

Non interest-bearing
liabilities	7,393			8,532			14,266			8,955			14,184
Shareholders' equity	78,550			78,149			77,958			79,227			77,086
Total liabilities and
shareholders' equity	$934,106			$945,579			$977,789			$946,681			$971,267

Net interest income		$7,673			$7,061			$7,874			$22,017			$23,083
Net interest spread			3.14%			2.81%			2.64%			2.87%			2.63%

Net interest margin			3.48%			3.19%			3.33%			3.29%			3.31%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
		Three months ended		ended	Nine months ended
(dollar amounts in thousands)	9/30/08	6/30/08	9/30/07	12/31/07	9/30/08	9/30/07

Balance at beginning of period	$6,760	$10,156	$7,661	$8,058	$8,508	$8,058
Provisions charged to operating expense	43	43	1,282	1,590	5,898	1,425
	6,803	10,199	8,943	9,648	14,406	9,483

Recoveries on loans charged-off:
Commercial	2	-	-	81	119	81
Tax refund loans	8	-	-	283	77	256
Consumer	-	-	-	2	2	1
Total recoveries	10	-	-	366	198	338

Loans charged-off:
Commercial	-	(3,434)	(152)	(1,503)	(7,778)	(1,028)
Tax refund loans	-	-	-	-	-	-
Consumer	(6)	(5)	-	(3)	(19)	(2)

Total charged-off	(6)	(3,439)	(152)	(1,506)	(7,797)	(1,030)

Net charge-offs	4	(3,439)	(152)	(1,140)	(7,599)	(692)

Balance at end of period	$6,807	$6,760	$8,791	$8,508	$6,807	$8,791

Net charge-offs as a percentage of
average loans outstanding	0.00%	1.73%	0.07%	0.14%	1.27%	0.11%

Allowance for loan losses as a percentage of
period-end loans	0.88%	0.85%	1.04%	1.04%	0.88%	1.04%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Nonaccrual loans:
Commercial real estate	$6,369	$2,366	$2,427	$14,757	$13,986
Construction	-	-	-	6,747	10,902
Consumer and other	918	780	640	776	547
Total nonaccrual loans	7,287	3,146	3,067	22,280	25,435

Loans past due 90 days or more
and still accruing	-	-	-	-	-
Renegotiated loans	-	-	-	-	-

Total nonperforming loans	7,287	3,146	3,067	22,280	25,435

Other real estate owned	8,580	14,245	16,378	3,681	42

Total nonperforming assets	$15,867	$17,391	$19,445	$25,961	$25,477

Nonperforming loans to total loans	0.95%	0.40%	0.38%	2.71%	3.02%

Nonperforming assets to total assets	1.64%	1.84%	1.95%	2.55%	2.45%

Nonperforming loan coverage	93%	215%	331%	38%	35%

Allowance for loan losses as a percentage
of total period-end loans	0.88%	0.85%	1.27%	1.04%	1.04%

Nonperforming assets/capital plus allowance for loan losses	19%	20%	22%	29%	29%